EXHIBIT 10.2

ODEON LIMITED
Level Six
One Cathedral Square
Jules Koenig Street
Port-Louis, Republic of Mauritius

8th January 2008

India Globalization Capital, Inc.
4336 Montgomery Avenue Bethesda,
MD 20814

Techni Bharathi Limited
By pass road
Edappally
Kochi
682 024 India

Dear Sirs,

Re: Share Purchase Agreement dated 21stday of September, 2007 (“Agreement”) entered into between Odeon Limited (“Seller”) and IndiaGlobalization Capital, Inc. (“Buyer”) in respect of 5 million convertible preference shares in Techni Bharathi Limited(“TBL” or “the Company”)

Unless otherwise expressly provided herein, all capitalised words and expressions used herein shall have the same meaning ascribed to them respectively under the Agreement.

We refer to the above matter and in particular clause 4.1 of the Agreement which provides that the Completion Date shall be a date not later than 15 days from the fulfilment of the conditions precedent (as set out in clause 3.1 of the Agreement) and in any event shall not be later than 31stJanuary 2008, unless mutually extended.

At the Buyer’s request and the request of TBL, we are agreeable to extend the Completion Date to a date not later than 30thApril 2008, subject to and conditional upon the following:-

(1)
that the Company and the Buyer shall agree that the proceeds payable by the Buyer to the Company for the subscription by the Buyer of the shares in the Company pursuant to the Share Subscription Agreement made between the Buyer, TBL and the Promoters shall be used to settle the indebtedness of TBL to SAAG RR Infra Limited (“SAAG”) in the sum of Rupees One crore sixty lakhs thirty four thousand seven hundred and fifty only (Rs 1,60,34,750/-) (“SAAG Debt”);(confirmed by Saag RR Infra Limited, attached as schedule 4 of amendment agreement)

(2)	that we shall be entitled not to complete or to delay the completion of our sale of the Shares to the Buyer if the SAAG Debt has not been fully settled by TBL.

(3)
that the extension to 30thApril 2008 shall be the final extension and in the event that the Agreement is not completed by then, we shall be entitled to terminate the Agreement without liability to you and we shall further be entitled to covert the Shares into ordinary shares in TBL;

Please confirm that you are agreeable to the matters set out in (1) to (3) [both inclusive] above. If you are so agreeable, please sign at the relevant places below and return to us thereafter.  Please note that our extension of the Completion Date is subject to your agreement of the above and our receiving from you the duly signed acknowledgement hereof.

Yours faithfully,
ODEON LIMITED

Ben Lim Choon Kee

We, India Globalization Capital, Inc. and Techni Bharathi Limited hereby confirm our agreement to the matters set out in this letter.

_______________________________________
India Globalization Capital, Inc.
Ram Mukunda
CEO

_______________________________________
Techni Bharathi Limited
Jortin Antony
Managing Director